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                              BRE PROPERTIES, INC.
                              AMENDED AND RESTATED
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                 October 2, 1995


1.   PURPOSE OF THE PLAN.  The purpose of the Non-Employee Director Stock
     Option Plan (the "Plan") is to attract and retain the services of experienced and knowledgeable non-employee directors, to encourage them to devote their utmost effort and skill to the advancement and betterment of the company, and to permit them to participate in the ownership of the company through stock compensation in lieu of cash compensation. This plan, upon approval by the shareholders of the company as provided in
     Section 10, supersedes the Company's 1994 Non-Employee Director Stock Plan.

2. DEFINITIONS. As used in the Plan and the related Option agreements, the following terms will have the meanings stated below:

              (a)  "Board" means the Board of Directors of the company.

              (b)  "company" means BRE Properties, Inc., a Delaware corporation.

              (c)  "Code" means the Internal Revenue Code of 1986, as amended.

              (d) "Committee" means the Board or its Compensation Committee appointed by the Board to administer the Plan.

              (e)  "Exchange Act" means the Securities Exchange Act of 1934.

              (f) The "Fair Market Value" of a Share on any date means the closing price per Share on the New York Stock Exchange for that day (or, if no Shares were publicly traded on that Exchange on that date, the next preceding day that Shares were so traded on that Exchange).

              (g) "Non-Employee Director" means a present or future member of the Board who is not otherwise an employee of the Company.

              (h)  "Option" means an option to purchase Shares.

              (i)  "Optionee" means the holder of an Option.

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              (j)  "Option Price" means the price to be paid for Shares upon exercise of an Option.

              (k) "Shares" means shares of Class A common stock, $.01 par value, of the company.

              (l) "Subsidiary" means any corporation in which the company owns, directly or indirectly, stock possessing more than 50 percent of the total combined voting power of all classes of stock.

3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have the power to interpret the Plan and prescribe, amend and rescind rules and regulations relating to it.

4.   PARTICIPATION IN THE PLAN.

     (a) ANNUAL STOCK OPTIONS FOR 12,500 SHARES IN LIEU OF DIRECTOR FEES. Non-Employee Directors shall receive the following Options in lieu of fees for serving on the Board or attending meetings of the Board or its committees.

          (i) INITIAL GRANTS. Effective October 16, 1995, an initial grant of Options for 12,500 Shares shall be made to (i) each person who on that date is a Non-Employee Director and (ii) Gregory M. Simon, Roger P. Kuppinger and William E. Borsari, who are proposed to become Non-Employee Directors upon consummation of the proposed merger of the company with the Real Estate Investment Trust of California.

         (ii) GRANTS TO FUTURE NON-EMPLOYEE DIRECTORS. Any person who hereafter becomes a Non-Employee Director shall automatically receive an Option for 12,500 shares effective as of the date of their appointment or election to the Board.

        (iii) SUBSEQUENT ANNUAL GRANTS. In addition to the option grants provided for in subparagraphs (i) and (ii) above, each Non-Employee Director shall automatically receive an additional Option for 12,500 shares on each anniversary date of the date of grant of the Option received pursuant to subparagraphs (i) or (ii) above.

     (b) CHAIRMAN OF THE BOARD RETAINER. Options granted hereunder to the Chairman of the Board shall be in addition to, and not in lieu of, any separate cash retainer otherwise payable to the Chairman for serving in his capacity as such.

     (c) ANNUAL INCENTIVE GRANTS. In addition to the Options granted pursuant to paragraph (a) above, each Non-Employee Director shall receive an additional Option


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     for 2,500 shares following any fiscal year of the company beginning on or after January 1, 1996 that the growth in the company's funds from operations per share from the prior year, as determined by reference to the company's annual financial statements, is at or above the 80th percentile of the ten largest publicly-traded multi-family Real Estate Investment Trusts based on total assets. The grant date for Options granted pursuant to this paragraph (c) shall be the date, following publication of the company's annual financial statement, that the reference information for the comparison REITs first becomes available.

5. SHARES SUBJECT TO PLAN. The maximum number of Shares which may be issued pursuant to Options under the Plan shall be 400,000, subject to adjustment in accordance with Section 8. In the event that any outstanding Option shall expire or terminate for any reason, the Shares allocable to the unused portion of that Option may again be available for additional Options under the Plan.

6. TRANSFERABILITY. Except as permitted by the Committee in accordance with the rules and regulations promulgated under the Exchange Act with respect to any exemption from the short-swing profit provisions of Section 16(b) of that Act, Options granted under the Plan shall not be transferable by the holder other than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder or the holder's guardian or legal representative.

7. TERMS AND CONDITIONS OF OPTIONS. The Options granted hereunder will not be "incentive stock options" under Section 422 of the Code. Each Option Agreement shall state the number of Shares subject to the Option, the Option Price, the Option period, the method of exercise, the manner of payment, any restrictions on transfer, and such other terms and conditions as the Committee shall determine consistent with the Plan and the following:

          (a) OPTION PRICE. The price to be paid for Shares upon the exercise of an Option shall be 100% of the Fair Market Value of the Shares on the date the Option is granted.

          (b) EXPIRATION OF OPTION. No Option shall be exercisable after the expiration of ten years from the date of grant.

          (c) PAYMENT OF OPTION PRICE. Upon exercise of an Option, the Option Price for the Shares to which the exercise relates shall be paid in full in cash.

          (d) VESTING OF OPTIONS. Each Option granted hereunder shall become exercisable in full on the first anniversary of the grant date, provided the Optionee is a Non-Employee Director on that date.


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          (e)  TERMINATION OF DIRECTOR STATUS.  Termination of an Optionee's
     status as a director of the company shall not affect the ability of the Optionee or the Optionee's estate to exercise until the expiration date thereof any Options which have vested prior to the termination date.

          (f) RIGHTS AS SHAREHOLDER. No Optionee shall have rights as a shareholder with respect to Shares acquired under the Plan unless and until the certificates for such Shares are delivered to him or her.

8. CAPITAL ADJUSTMENTS. The aggregate number of Shares with respect to which Options may be granted hereunder, the number of Shares thereof covered by each outstanding Option and the purchase price per Share shall be proportionately adjusted for changes in the capitalization of the company resulting from a recapitalization, reorganization, merger, consolidation, exchange of shares, stock dividend, stock split, reverse stock split, or other subdivision or consolidation of shares or the like. No fractional shares shall be issued, and any fractional shares resulting from the adjustments contemplated by this subparagraph shall be eliminated from the respective Option.

9. EXCHANGE ACT SECTION 16. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

10. DURATION OF THE PLAN. This Amended and Restated Plan shall be deemed effective on October 2, 1995, if no later than October 1, 1996 the Plan has been approved by the affirmative vote of a majority of the outstanding shares of voting stock of the company present and voting in person or by proxy at a duly held shareholder meeting. The Plan shall terminate on October 1, 2005, but may be sooner terminated by the Board at any time. Expiration or termination of the Plan will not affect any Options then outstanding.

11. AMENDMENT OF THE PLAN. The Board may amend or terminate the Plan at any time; PROVIDED, HOWEVER, that the Plan may not be amended more than once every six months, except to the extent permitted by Rule 16b-3 or to comply with changes in the Code, or the rules and regulations thereunder, and provided further that no such amendment shall, without the approval of the holders of a majority of the outstanding shares of voting stock of the company present and voting at a duly held shareholder meeting, (i) increase the maximum number of Shares which may be purchased pursuant to the Plan, (ii) change the purchase price, (iii) change the Option period or increase the time limitation on the grant of Options under the Plan, or
     (iv) materially modify the Plan in any manner which requires shareholder approval under Rule 16b-3 or its successor under the Exchange Act.


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